UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

5/31/2006

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, Seattle, Washington	98185
(Address of principal executive officers)	(Zip Code)

(206) 545-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

General America Corporation, or GAC, a wholly-owned subsidiary of Safeco Corporation, closed its sale of Safeco’s Redmond, Washington office campus to Microsoft Corporation on May 31, 2006. In connection with this sale, GAC entered into a lease with Microsoft Corporation, effective as of May 31, 2006, under which GAC will rent 396,245 square feet of office space and 70,649 square feet of warehouse space. The lease for the warehouse space and 35,325 square feet of office space will terminate on December 31, 2006. The lease allows Safeco to occupy the remaining 360,920 square feet of office space through May 31, 2007; however, Safeco intends to vacate such space by December 31, 2006. GAC will be responsible for its proportionate share of the operating expenses and real estate taxes associated with the leased buildings for so long as it occupies such premises in accordance with the terms of the lease.

The foregoing summary of the Redmond campus lease agreement is qualified in its entirety by the text of the lease agreement. Safeco will file the Redmond campus lease as an exhibit to its Quarterly Report on Form 10-Q for the period ended June 30, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Safeco Corporation Registrant

Dated: June 1, 2006	/s/ Charles F. Horne, Jr.
Charles F. Horne, Jr.
Senior Vice President and Controller